Exhibit 99.1

From:

  ”Rick E. Hughes” <rickehughes@gmail.com>

To:

  cwalstrand@networld.com, “queen b” <queenb_84010@yahoo.com>

Subject:

  FW: Fire List/Wiring Instructions

Date:

  Thu, 4 May 2006 05:59:43 -0400

Resignation of Glenn Hogan

From: Glenn Hogan [mailto:ghogan@hogandev.com]

Sent: Tuesday, May 02, 2006 2:17 PM

To: Paige Robertson; Don Perlyn; Rick Hughes; David Latham; Jack Dulworth; Jai Bhagat; Larry Townsend

Cc: tim@pisula.com; bruce.widener@lightyear.net; JackDulworth@aol.com

Subject: RE: Fire List/Wiring Instructions

I hereby resign from the Board of Directors of U.S. Wireless Online, Inc.

Sincerely,

W. Glenn Hogan